                                                                   EXHIBIT 10.09

             INGLESIDE INTERESTS, A CALIFORNIA LIMITED PARTNERSHIP
                            SUBSCRIPTION AGREEMENT


          This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 29, 1997, is made by and between Ingleside Interests, A California Limited Partnership, a California limited partnership (the "Subscriber"), and NetSelect, Inc., a Delaware corporation (the "Corporation").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the capitalization of the Corporation consists of (x) 35,000,000 shares of NetSelect Class A Common Stock, par value $0.001 per share (the "NetSelect Class A Common Stock"); (y) 10,000,000 shares of NetSelect Class B Common Stock, par value $0.001 per share (the "NetSelect Class B Common Stock"); and (z) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 1,647,059 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 352,941 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and 700,000 shares of Preferred Stock have been designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"); and

          WHEREAS, the Subscriber desires to acquire, on the date hereof, an equity interest in the Corporation, representing 95,569 of the issued and outstanding shares of Series C Preferred Stock (the "Subscription Shares") to be purchased by the Subscriber in consideration of a capital contribution by the Subscriber to the Corporation in the amount of $700,000.

          NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements contained in this Agreement, and in reliance upon the representations and warranties and covenants set forth herein, the Subscriber hereby agrees with the Corporation as follows:

SECTION 1.  SUBSCRIPTION.
------------------------

          1.1.   Subscriptions.  The Subscriber hereby subscribes for the
                 -------------
Subscription Shares.

          1.2.   Contribution of Cash.  On the hereof, the Subscriber shall
                 --------------------
purchase from the Corporation, on September 29, 1997, the Subscription Shares for a cash payment in an amount equal to $700,000 (the "Contribution Amount").

          1.3.   The Closing.  The Closing of the transactions contemplated by
                 -----------
Section 1.1 and Section 1.2 hereof (the "Closing") shall take place on September 29, 1997 (the "Closing Date"), at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, or at such other place and time as the parties hereto shall mutually agree.

          1.4.   Deliveries at the Closing.
                 -------------------------

          (a)    Deliveries at Closing by the Corporation.  At the Closing, the
                 ----------------------------------------
Corporation shall deliver to the Subscriber, stock certificates representing the duly authorized, validly issued, fully paid and nonassessable Subscription Shares, a copy of the resolutions of the Corporation's Board of Directors creating and authorizing the issuance of the shares of Series C Preferred Stock (including the Subscription Shares), and a copy of a certified copy of the certificate of designation filed with the Delaware Secretary of State with respect to the Series C Preferred Stock.

          (b)    Deliveries at Closing by the Subscriber.  At the Closing, the
                 ---------------------------------------
Subscriber shall:

          (i) deliver by wire transfer in immediately available funds the Contribution Amount;

          (ii) deliver to the Corporation that certain Amendment No. 1 to the NetSelect, Inc. Stockholders Agreement, dated as of the date hereof ("Amendment No. 1 to the NetSelect, Inc. Stockholders Agreement"), by and among the Corporation and its stockholders, duly executed by Subscriber;

          (iii) deliver to the Corporation that certain Investor Representation Letter, dated as of the date hereof (the "Investor Representation Letter"), between the Corporation and the Subscriber, duly executed by Subscriber; and

          (iv) deliver to the Corporation this Agreement, duly executed by Subscriber.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.
------------------------------------------------------------

          2.1. The Subscriber hereby represents and warrants to, and covenants with the Corporation as follows:

          (i) The Subscriber is purchasing the Subscription Shares for its own account and not on behalf of any other person, group or entity, the Subscriber is aware and acknowledges that the Subscription Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold unless the Subscription Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

          (ii) The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Corporation concerning the Corporation and the Subscription Shares, and all such questions, if any, have been answered to the full satisfaction of the Subscriber;

          (iii) No person or entity other than the Subscriber and the general or limited partners of the Subscriber has any rights in and to the Subscription Shares or any right to acquire the Subscription Shares;

          (iv) The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Subscription Shares; and the Subscriber is financially able to bear the economic risk of the investment in the Subscription Shares, including a total loss of such investment;

          (v) The Subscriber is not purchasing the Subscription Shares with a view to distribution, and has no present intention of dividing or allowing others to participate in the investment or of reselling, or otherwise participating directly or indirectly, in a distribution of the Subscription Shares. and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

          (vi) The Subscriber understands that the Subscription Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Subscription Shares;

          (vii) The Subscriber expressly acknowledges and agrees that the Corporation is relying upon the Purchaser's representations contained in this Agreement; and

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
-------------------------------------------------------------

          3.1. The Corporation hereby represents and warrants to, and covenants with the Corporation as follows:

                 The Corporation hereby represents and warrants to, and covenants with, the Subscriber that the Subscription Shares are duly authorized and, when the Contribution Amount is received by the Corporation, will be validly issued, fully paid and nonassessable.

SECTION 4.  MISCELLANEOUS.
-------------------------

          4.1.   Fees and Expenses.  Except as expressly provided herein each of
                 -----------------
the parties hereto shall each pay all of their own costs and expenses, including any and all legal and accounting fees, incident to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby whether or not such transactions shall be consummated,

          4.2.   Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, all of which taken together shall constitute one instrument.

          4.3.   Binding Effect.  All of the terms of this Agreement shall be
                 --------------
binding upon the respective personal representatives, heirs and successors of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective personal representatives, heirs and successors.

          4.4.   Assignment.  Neither this Agreement nor any right or interest
                 ----------
hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties.

          4.5.   Entire Agreement and Amendment.  This Agreement, the Investor
                 ------------------------------
Representation Letter and Amendment No. 1 to the NetSelect Stockholders Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the

**missing pages or text


          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.


                                        INGLESIDE INTERESTS, A CALIFORNIA
                                         LIMITED PARTNERSHIP


                                        By: /s/ Joe F. Hanauer
                                           -----------------------------------
                                           Joe F. Hanauer, General Partner


                                        NETSELECT, INC.


                                        By: /s/ Stuart Wolff
                                           -----------------------------------
                                           Name:  Stuart Wolff, Ph.D.
                                           Title: Chief Executive Officer

          3.7.   Notices.  All notices or other communications to be given or
                 -------
made hereunder shall be in writing and shall be deemed given when delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, or overnight delivery, to the parties hereto, as the case may be, (a) in the case of the Subscriber, to Grubb & Ellis Co., 361 Forest Ave., Suite 220, Laguna Beach, CA 92651; and (b) in the case of the Corporation, to NetSelect, Inc., 5655 Lindero Canyon Road, Suite 106, Westlake Village, California 91632, Attention: Stuart Wolff, Ph.D., facsimile no.: (818) 879-5822.

          3.8.   Applicable Law.  This Agreement shall be governed by and
                 --------------
construed in accordance with the laws of the State of Delaware as applied to residents of that State executing contracts wholly to be performed in that State. The Subscriber hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Delaware and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Subscriber also waives any claim that Delaware is an inconvenient forum.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.


                                        By:__________________________________
                                           Joe F. Hanauer, Individually


                                        NETSELECT, INC.


                                        By:__________________________________
                                           Name:  Stuart Wolff, Ph.D.
                                           Title: Chief Executive Officer